SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K/ A
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): August 31, 2011

LIVEWIRE ERGOGENICS INC.
(Exact Name Of Registrant As Specified In Charter)

Nevada	333-149158	26-1212244
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

1260 N. Hancock Street, Suite 105
Anaheim, CA 92807
(Current Address of Principal Executive Offices)

Phone number: 714-777-7873
(Issuer Telephone Number)

SF Blu Vu, Inc.
4695 MacArthur Court, Suite 1430
Newport Beach, CA 92660
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

This Form 8-K/A is submitted to correct and supplement the filing made on September 2, 2011.

Item 1.01                      Entry into a Material Definitive Agreement

On June 30, 2011, SF Blu Vu, Inc. (the “Issuer” or “Company”) entered into a Purchase Agreement with LIVEWIRE MC2, LLC, a California limited liability company, (“LiveWire”) and the selling members of LiveWire (“Selling Members”).  Under the Purchase Agreement, the Selling Members will receive 30,000,000 shares of common stock from the Issuer for 100% of LiveWire at the Closing Date.  Under the Purchase Agreement, the Closing Date means the date of filing of a Form 8-K (the “Super 8-K) with the SEC.  The Super 8-K was filed on September 2, 2011.  This Form 8-K/A is submitted to correct and supplement the filing made on September 2, 2011.

Item 2.01                      Completion of Acquisition or Disposition of Assets

Concurrent with filing this Current Report on Form 8-K, the Issuer has completed the acquisition of 100% of LIVEWIRE MC2, LLC, a California limited liability company, (“LiveWire”).  As a result of the closing under the Purchase Agreement, the Company’s operations are now focused on the energy food and supplement market and the Company believes it can no longer be deemed a “shell company” as such term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  Accordingly, we are voluntarily providing the information below that would be included in a Form 10 under the Exchange Act.

The Company is a “voluntary filer” for purposes of the periodic and current reporting requirements of the Securities and Exchange Commission (the “Commission”).  The Company is a voluntary filer because it does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or listed on an exchange or in any automated inter-dealer quotation system of any national securities association, and it is no longer required to file reports under Section 15(d) of the Exchange Act. The Company was required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act through the year ended December 31, 2008, but that obligation ended after the Company filed its Form 10-K for the year ended December 31, 2008.

As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission (“SEC”) a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this report, any registration statement, and periodic reports we file hereafter.

The Company plans to continue to file reports voluntarily under the Exchange Act in order to provide information to investors, but investors should be aware that the Company is under no obligation to do so at the present time.

In this report, we rely on and refer to information and statistics regarding our industry that we have obtained from a variety of sources. Some of this information is publicly available and has not been specifically prepared for us for use in this report or otherwise. Although we believe that this information is generally reliable, we cannot guarantee, nor have we independently verified, the accuracy and completeness of such third party information.

FORM 10 DISCLOSURES

FORM 10
Item 1 – BUSINESS

History

The Company was formed in Nevada on October 9, 2007 under the name Semper Flowers, Inc.  On May 15, 2009, the Company changed its name to SF Blu Vu, Inc.  On September 20, 2011, the Company changed its name to LIVEWIRE ERGOGENICS INC.

Under the Purchase Agreement dated June 30, 2011 (the “Purchase Agreement”) with LIVEWIRE MC2, LLC, a California limited liability company, (“LiveWire”) and the selling members of LiveWire (“Selling Members”), the Company issued 30,000,000 shares of common stock to the Selling Members in exchange for 100% of LiveWire.  As such, LiveWire became a wholly owned subsidiary of the Company.

The Purchase Agreement has been accounted for as a reverse acquisition under the purchase method for business combinations, and accordingly the transaction has been treated as a recapitalization of LiveWire, with LiveWire as the accounting acquirer and SF Blu Vu, Inc. as the accounting acquiree. For legal purposes LiveWire is the legal acquiree and SF Blu Vu, Inc. is the legal acquirer and surviving corporation.  The shares issued are treated as being issued for cash and are shown as outstanding for the period presented in the same manner as for a stock split.  SF Blu Vu, Inc. was a shell prior to the merger, having no significant assets or liabilities, and seeking a viable business to acquire.  LiveWire, the operating company, is the accounting acquirer, and accordingly, the pro forma information for the combined group (Exhibit 99.2) is presented as that of LiveWire.

The registrant wishes to note that the accounting acquirer’s auditor will not be retained subsequent to the Closing Date under the Purchase Agreement with LIVEWIRE MC2, LLC, a California limited liability company, (“LiveWire”).  The registrant’s (legal acquirer’s) current auditors Sherb & Co., LLP will continue in that capacity and become the accounting acquirer’s auditor as well.

Management’s Discussion and Analysis of Financial Condition and Results of Operations are based upon the accounting acquirer’s financial statements.

Fiscal year ended December 31, 2010 compared to 2009

Results of Operations

At incorporation January 7, 2008 the President, Brad Nichols and Chief Executive Officer, Bill Hodson, each contributed $2,500. For the year’s ending 2010 and 2009, operation was funded by loans from Mr. Nichols totaling $452,002. The company has plans to convert a substantial portion of the loan into common stock.

From June 2010 to December 2010, four members collectively contributed a total of $113,000.

A substantial portion of the net proceeds was used for marketing and sales efforts aimed at penetrating the direct to retail (DTR) and direct store delivery (DSD) channels, building brand awareness through a wide variety of marketing media and retail level promotions such as product sampling, stickers and branded apparel.

In March 2010, we engaged a marketing consulting and advisory firm with experience in consumer products, to explore strategic options and additional financing.

Year Ended December 31, 2010 Compared to Year Ended December 31, 2009

Revenue

Revenue decreased 8.3% for the year 2010 to $147,564, as compared to $160,840 in 2009. The decrease was mainly due to the company’s adoption of stricter guidelines for our distribution policies in order to focus more efforts on the convenience store industry. This refocus resulted in a longer sales process, and attributed to the reduction in sales figures for that year. This is also in line with our efforts to perform a controlled rollout of the product line to select market regions.

Accounts receivable for the year ending 2010 was $8,212 from four customers. Accounts receivable for the year ending December 31, 2009 was $8,101 from a total of six customers.

Gross Profit

Gross profit was 38% of net revenue for 2010, as compared to 13% in 2009. Gross profit for the year 2010 increased due to successful negotiating efforts to lower costs in raw materials.

Operating Expenses

Sales costs increased to $31,858 in 2010 as compared to $18,520 in 2009, an increase of $13,338 or 72%. This increase was mainly due to the cost of sampling the product at targeted events and to regional TV advertising. General and administrative expenses increased to $54,487 in 2010 as compared to $51,070 in 2009, an increase of $3,417. The increase was minimal due to the fact we did not need to add staff to manage operations.

Accounts payable for the year ending 2010 was $20,753 to four suppliers. Accounts payable for the year ending December 31, 2009 was $43,195 from a total of seven suppliers.

Other Expense

Other expenses consist of interest on outstanding loans and company credit cards of $10,942 in 2010 as compared to $992 in 2009. The increase of $9,950 was primarily due to an increase in total debt on a short term loan from a third party, Charlene Porteous.

Six Months Ended June 30, 2011 Compared to six Months Ended June 30, 2010

Revenue

Revenue increased 180% for the six months ending June 30, 2011 to $369,680, as compared to $132,243 for the six months ending June 30, 2010. The increase was mainly due to the company securing a large retail account based out of the Midwest with over 1600 locations, plus three new distributors and reorders from existing distributors.

Accounts receivable for the six months ending 2011 was $120,023 from seven customers. Accounts receivable for the six months ending June 30, 2010 was $5,802.

Gross Profit

Gross profit was 48% of net revenue for the six months ending June 30, 2011, as compared to 35% for the same period ending in 2010. Gross profit increased due to volume discounts in raw materials and improved efficiencies.

Operating Expenses

Sales costs increased to $454,856 for the six months ending June 30, 2011 as compared to $7,710 in 2010.  This increase is due primarily to a one time booking of initial marketing and brand development costs accumulated since inception. The increase is also due to the cost of increased sampling of the product at targeted events and fees for regional television advertising.

General and administrative expenses increased to $123,158 in 2011 as compared to $31,036 in 2010, an increase of $92,122. The increase was primarily due to a general increase in all expenses associated with supporting the increased sales and expansion of our facilities.

We had an increase of $500,985 in accounts payable for the six months ending June 30, 2011 as compared to the same period ending in 2010. This increase is due primarily to a one time booking of initial marketing and brand development costs accumulated since inception.

Other Expense

Other expenses consist of $915 in 2011 as compared to $522 in 2010. The increase of $393 was primarily due to credit card interest fees.

Liquidity and Capital Resources

As of June 30, 2011, we had cash and cash equivalents of approximately $3,183. Cash used in operations during the same period totaled $61,220 as compared to $10,239 in 2010. For the period ending June 30, 2011 we incurred a net loss of $401,480, and for the same period in 2010 we had net income of $8,277.

Expenses for the period in 2011 increased due to the booking of initial marketing and brand development costs plus manufacturing, advertising, promotion, shipping fees, and sales commissions to deliver orders totaling $369,680. Expenses also included pre-purchase of raw materials in order to reduce future production lead times that are normally in excess of eight weeks, and a build up of inventory.

Inventories for the six months ending June 30, 2011 were $54,341 as compared to an estimated $4,000 for the same period in 2010.

Loans from officers ending June 30, 2011 consisted of loans made by two members and totaled $55,000. Proceeds were used for purchase order financing and operating costs. Loans from officers ending June 30, 2010 totaled $26,410 and were the result of two members and a relative of a member supplying capital for purchasing product packaging and chew inventory.

Liquidity and Capital Resources

As of December 31, 2010, we had cash and cash equivalents of approximately $1,813. Cash used in operations during the year ending December 31, 2010 totaled $86,334 as compared to $69,590 in 2009. For the year’s ending December 31, 2010 and 2009 we incurred a net loss of $41,162 and $50,114 respectfully. During the initial years as a startup company, we focused on product development, brand identity, packaging, and sampling product to consumers while working to establish distribution for sales. These efforts resulted in costs exceeding revenues.
Inventories for the year’s ending 2010 and 2009 were estimated at $4,000.

Loans from officers ending December 31, 2010 totaled $7,400 and were the result of the officers supplying working capital. Loans from officers ending December 31, 2009 totaled $11,960 and were the result of the officers supplying working capital.

We borrowed $25,000 from Charlene Porteous in April, 2009. This debt was fully paid off in December of 2010.

Business

LiveWire Energy chews are the flagship product of the Company.  LiveWire Energy chews deliver a proprietary blend of ingredients that offer a similar energy boost as an 8 oz Red Bull (80mg caffeine) or a 2 oz 5-Hour Energy shot (138 mg caffeine), but are about the size of a Starburst candy.  The LiveWire Energy chew is not a gum, it dissolves quickly in the mouth delivering its active ingredients including B-Vitamins, caffeine, and other energy boosters. LiveWire Energy chews come in seven different flavors including Citrus Mango (90 mg caffeine), Pomaberry (90 mg caffeine), Chocolate (100 mg caffeine), Mint Chocolate (120 mg caffeine), Sour Apple (90 mg caffeine), Cinnamon Fire (90 mg caffeine), and Coffee  (100 mg caffeine).

The LiveWire Energy chew is ideal for anyone who wants an energy boost within reach anytime, anywhere. Its convenience and portability are perfect for consumers with an action packed lifestyle, and its taste and affordability will help it tap into an estimated 19.7 billion dollar industry by 2013, a 160% increase from 2008 (Datamonitor 2008a).  The company currently estimates it sells its products in over 3000 retailers nationwide including Casey’s General Stores, Tedeschi Food Shops, Moto Mart, and various independent retailers.

LiveWire Energy chews are distributed through independent distributor networks and brokers whom service convenience stores and specialty retailers including nutrition, bike and outdoor shops. We also sell direct to consumers through our online store.

LiveWire historical figures reflect the fact that we started small and controlled initial growth via small distributors that placed one flavor per location.  Plus, we offered various financial incentives to the distribution network. LiveWire has since expanded distribution with our Gravity Tower Counter Displays that hold four flavors. Distribution efforts have resulted in this unit being placed in more large retail chain locations such as Casey’s General Stores based out of Ankeny, IA. Casey’s is one of the top 5 largest convenience retailers in the U.S.

Distributors are not under contract and work on a non-exclusive basis in selected territories. The company has distributor pricing, which is negotiated and discounted from wholesale allowing distributors to make their necessary margin selling to the retail locations.

LiveWire's current distribution, through five distributors and two direct sales organizations, provides access to over 42,000 retail outlets. LiveWire continues to grow distribution channels through strategic partnerships. LiveWire's controlled growth has facilitated a 7.14% of penetration utilizing the services and support of only seven distributors and direct sales forces as follows:

Distributors include:

Core-Mark International headquartered in San Francisco, CA, — 26,000 Stores --- Is one of the largest marketers of fresh and broad-line supply solutions to the convenience retail industry.

Core-Mark International offers a full range of products, marketing programs and technology solutions to over 26,000 locations across North America, Core-Mark services traditional convenience stores, drug, grocery and specialty stores and other small format retailers that sell consumer packaged goods.

Garber Bros., based in Staughton, MA.—1,000 Stores --- Has been providing products, programs and services to retail customers for over 60 years and focus on small retail businesses.

Garber Bros. Inc. is a family owned and operated by Harold, Amy & Jody Garber, and is supported by an experienced executive team. They are a prominent distributor with the ability to provide a full line of branded products and services to progressive retailers throughout the Northeast.

J. Polep, Chicopee, MA — 4,000 Stores --- They are in their 6th generation of servicing customers. They help customers change and grow with the times by providing new ideas, an extensive product mix and the necessary staff to facilitate this.  Ranked as one of the top 15 Convenience Store Distributors in the country, J. Polep services more than 4000 chain and independent retailers in the 6 New England States, New York and Pennsylvania with distribution Centers located in Chicopee and Woburn, Massachusetts; Providence, Rhode Island; and West Haven, Connecticut.

GSC Enterprises, Inc — 4,500 Stores --- Is headquartered in Sulphur Springs, TX, and is one of the largest wholesale distributors in America for convenience stores. GSC serves more than 4,500 independently owned supermarkets, convenience stores, wholesale houses, discount centers and other retailers.

Star Distributing, — 6,000 Stores --- Founded in 1986, as a sunglass distributor, Star Distributing is located thirty miles northwest of Milwaukee, in Horicon, Wisconsin.
Star Distributing is a Direct Store Delivery (DSD) Distributor that services over thirty different product categories. Their products are delivered directly to the store by a team of merchandisers.

Star Distributing has been working with a select group of DSD Distributors that collectively service over 6000 stores across the country. This new partnership brings an extensive line up of products and programs to the industry while utilizing a dedicated national network of DSD Distributors.

Additional distributors include Hilmes Distributing, Healthy Options, J. Kollar, CY Wholesale, and HHH Distributing. Please note that most distributors do not disclose actual locations served, for competitive reasons.

Direct sales include:

Casey’s General Stores, Inc. — 1,753 Stores --- Casey’s operates convenience stores under the name Casey’s General Store, HandiMart and Just Diesel in 11 midwestern states, primarily Iowa, Missouri and Illinois. The stores carry a selection of food (including freshly prepared foods, such as pizza, donuts, and sandwiches), beverages, tobacco products, health and beauty aids, automotive products and other nonfood items. In addition, all stores offer gasoline for sale on a self-service basis. On April 30, 2011, there were a total of 1,637 Casey’s General Stores in operation. There were 20 stores constructed and 89 acquired stores opened during the fiscal year ended April 30, 2011 (fiscal 2011) and two stores were closed in fiscal 2011. Casey’s operate a central warehouse, Casey’s Distribution Center, through which it supplies grocery and general merchandise items to its stores. In October 2010, the Company acquired six convenience stores in Iowa owned by J.D. Carpenter Companies, Inc.

Tedeschi Food Shops — 189 Stores and growing --- Tedeschi is continuing to push the limits of what a convenience store "should" be. Providing customers with fresh food, innovative services, and community support, as the Tedeschi family has been since 1923, remains the driving force behind Tedeschi Food Shops.

In regards to our “Unique Edible Delivery System”, the LiveWire Energy chew, uses a special proprietary manufacturing process that differentiates us from the other energy products such as drinks, shots or other candy-like products.

The key advantage of the LiveWire manufacturing process is our ability to protect the active ingredients while maintaining the desired flavor profiles. Our process is important when dealing with sensitive ingredients such as our specialized caffeine, vitamin mixes, amino acids, and flavorings.

Other similar candy-like products are produced using a manufacturing process that generally creates a very sticky, taffy-like consistency, which can destroy the effectiveness of some active ingredients and flavor profiles. LiveWire is batched and processed in a way that produces a product that is much softer, dissolves gradually in the mouth, and provides a more desirable flavors and a better consumer experience.

Because LiveWire assisted in the development of this special manufacturing process with our manufacturer, Management believes no other competing company is using the same process.

Material differences between LiveWire and our competitors include several advantages.

First, when compared to the energy drinks, no refrigeration is required with the LiveWire Energy product. This benefits both the retailer and the consumer.

For the retailer, refrigerated products are some of the most expensive real estate they maintain. Without this requirement, LiveWire Energy is much less costly to stock and therefore more profitable to the retailers’ bottom line. Plus, LiveWire offers retailers various merchandising options to best suit their store layout and requirements, which also benefits us in our sales efforts.

For the consumer, LiveWire Energy is much more convenient to carry when on-the-go, no coolers or bulky cans.

Second, the LiveWire Energy product is ideal for people who travel the highways because it helps reduce restroom visits as opposed to consuming several ounces of an energy liquid to stay alert. Plus, LiveWire eliminates the chance of a messy spill in the car.

Third, unlike energy drinks and shots that are bulky and heavy, LiveWire Energy is very portable and convenient. Each LiveWire Energy chew is individually wrapped and comes in packaging that makes it easy to carry. Our packaging options include 1 to 8 pieces and fit conveniently in a pocket or purse.

When compared to other edible energy products, the offerings are limited and many do not contain caffeine, which we believe is the primary energy-producing ingredient. For those products that do contain an effective level of caffeine, LiveWire Energy has important advantages including our serving size, flavors, and branding.

LiveWire Energy was formulated to be most effective by consuming just one chew. After conducting focus groups, we learned that this serving size is very important to the consumer and their overall impression of the effectiveness of the product. Many other edible products require the consumer to ingest a much larger quantity to get the same desired energy boost.

Flavor and taste are also very important factors to the consumer when deciding which products to buy. With our current offering of seven flavors and overall superior taste, we believe LiveWire Energy provides the consumer with the best tasting edible energy product on the market.

Finally, we believe the value the consumer receives from LiveWire Energy is far greater than any other energy product on the market. The suggested retail price for one serving of LiveWire Energy is .69 cents. Compared to the leading 8-ounce energy drink at $2.25 per serving or the leading 2 oz. energy shot at $2.99 per serving, LiveWire Energy is clearly the best value.

LiveWire MC2, LLC was established in 2008 to market and monetize several innovations in supplemental nutritional delivery systems. LiveWire is focused on consumer convenience and portability in the delivery of the nutritional supplements that consumers already demand. The LiveWire Energy chew is an example of meeting a consumer demand for an energy boost while offering a low sugar, convenient “grab & go” alternative to a beverage.

In addition to the huge energy supplement category, the company has also identified several additional unique and proprietary nutritional supplement formulas it intends to bring to market.  The LiveWire Energy chew in its most elemental form is a delivery system.  This delivery system (the chew) enables the Company to formulate products and distribute products that are extensions of the energy chew or new products that we believe can help in people’s daily lives.

The Company plans to bring several additional products to the market.  One such product focuses on a no-caffeine blend that may be ideal for kids or adults who are caffeine sensitive. This formula is different because it includes Isomaltulose, also known by the trade name Palatinose. Palatinose is a disaccharide that is commercially manufactured enzymatically from sucrose via bacterial fermentation. It is a natural constituent of honey and sugar cane and has a very natural sweet taste. It has been used as a sugar substitute in Japan since 1985 and it is particularly suitable as a non-cariogenic sucrose replacement. Being low-insulinemic, isomaltulose also supports improved fat oxidation during physical activity as high insulin levels hinder the use of lipids as an energy source. As such, isomaltulose can increase the amount of fat used as energy, thus enhancing performance endurance. Management believes no other edible chew product is using this ingredient.  The Company plans to follow the consumer market interests and strategically develop and release other product extensions for supplemental ingredients that are in high demand by consumers. Because of the nature of the manufacturing process to create our chews, the Company can load (include) different functional ingredients in the chew. And as mentioned previously, our manufacturing process protects the integrity of those ingredients.

Management believes that the integrity of the delivery system and, knowledge of the consumer trends offers the Company a wide range of product extensions and corresponding potential for growth.

How we do what we do:

Development of the proprietary formula is accomplished by monitoring consumer input and reaction to new products and flavors. The company is consumer driven and continually strives to keep products relevant, fresh and consistent with the positioning of LiveWire Energy chews.

LiveWire will use whatever means necessary to track, monitor and optimize our product line, company positioning and remain engaged with our target audience in order to provide a positive and meaningful relationship. In doing so, we engage in actionable primary research among our constituencies that will include but not limited to:

• Focus Groups
• Attitude, awareness and usage
• Tracking Studies
• Sales channel trends
• Athlete network

In the course of producing the energy chew product, the company follows a process flow that includes the following steps the ensure quality control measures:

1) Acquire raw materials
2) Deliver raw materials to the contract manufacturer
3) Supervise production of chew batches maintaining quality checks
4) Upon approval, the contract manufacturer cut-wraps chews
5) Bulk chews are quality checked and delivered to our packing facility
6) Orders are processed and packaged as needed
7) Orders are shipped based on scheduling requirements

The Company is engaged in the development, marketing, sale, and distribution of a multi-functional soft chew. There are 5 market segments targeted to specific lifestyles and consumer demands:

1) Energy Supplements – Ingredients such as caffeine, B-vitamins, ginseng
2) Health and Beauty – Anti-oxidants, Relaxation
3) Sports Hydration – Carbohydrates and Electrolytes
4) Private label
5) Other – Additional opportunities as they are identified

In basic form the chew provides a palatable, multi-functional delivery system allowing us to load a variety of functional ingredients to suit our marketing and product objectives. The Company has worked with our contract manufacturer to develop a process that greatly improves mouth feel and consumer experience.

New development does not require a material amount of company resources. All raw materials are sourced from existing supplier inventories.  In the case a supplier ceases to offer the needed raw materials we require, we would either secure an alternate source or acquire the ability to produce the raw materials.

Management has had a close personal relationship with our manufacturer for many years, and now a business relationship during the past three years. Our manufacturing partner has utilized the last 25 years to become a leader in proprietary flavor and aseptic technology for functional foods and nutritional products. The R&D facility is equipped with the latest technology to assist their chemists in development of highly functional nutritional products and beverages. Their experienced and trained R&D chemists and microbiologists develop products using the latest ingredients and innovations.

The Company’s founders, Bill Hodson and Brad Nichols both have a family relationship with employees of the manufacturer with a spouse and sister respectively.

Mr. Hodson’s wife is director of research and development and is responsible for overseeing development of the LiveWire Energy chew product.  This relationship gives us the advantage of preferred lead-times, quality control, focus, support and service. Mr. Nichols’ sister provides customer service and assists the company with raw material sourcing.  Our manufacturer is located in Yorba Linda California, just 5 miles from our corporate offices, a logistical advantage.

Our delivery system (a soft chew blend) is in the form of a modified confectionary, similar in shape and size to a Starburst candy, in which consumers unwrap an individual piece, chew it, and swallow.  The LiveWire Energy chew is not a gum, so the product does not remain in your mouth for any extended period of time. This allows the bitter ingredients such as caffeine and b-vitamins to be “masked” through advanced flavor profiles and bitter blockers. Because of this delivery system, and the expertise of our manufacturer, we have the ability to provide a tasty, full-flavored premium product to our consumers. Management believes we therefore provide a superior consumer experience.

As mentioned, the chew allows us to load a variety of functional ingredients to suit our marketing and product objectives. Therefore, our opportunities to cater to consumers looking for a variety of supplemental products are numerous.

The Company uses suppliers for raw materials that include package printing, foil wrappers, and caffeine. Our manufacturer sources the additional raw materials such as B-vitamins and sugars, etc. Management believes that all ingredients but the caffeine are very common and can be sourced through a number of capable suppliers. And although the caffeine is not as widely available it is available from more than one supplier.

No material agreements exist with raw material suppliers. LiveWire purchases raw materials as needed. The Company provides purchase orders based on negotiated pricing and includes quantities per unit and delivery dates.

Management believes the ingredients for LiveWire Energy chews are very common and therefore the supply chain is not problematic.

Industry:

Energy Chews – The Next Evolution in the Energy Supplement Category

The global market for sports nutrition products should reach $91.8 billion by 2013.  Sports food currently represents the second-largest market segment, and should reach $2.5 billion in 2013.  Source: BCC Research.  The US has the world’s largest market for sports performance and energy products by some distance. In 2010, market value was worth an estimated US $17.73B, equivalent to 42% of the global total.”  Source: Leatherhead Food Research.

The energy food category, now ranging from candy-like offerings to gluten-free, organic, vegan bars, keeping even health obsessed athletes satisfied, has grown massively over the past several years, thanks mostly to an ever evolving product mix.  According to data from Leisure Trends Group’s Outdoor RetailTRAK, energy food has developed into a $30M category for the outdoor industry with dollar sales growing 20 percent over the past 12 months (Nov ’09 through Oct ’10). (Sports Insight Jan/Feb 2011).

The Energy Food category has seen dollar sales growing at 20 percent over the last 12 months. In just two years, sales of energy chews grew 168 percent. Chew sales grew 43 percent in RY ’10 while energy bars, still the category’s volume leader, grew 13 percent during the same period. (Sports Insight Jan/Feb 2011).

Management believes energy chews are the next natural extension in the explosive energy drink and energy shot market by providing a convenient and portable alternative. Typically wrapped in foil and weighing in at a mere 6 grams, energy chews resemble a small piece of candy (i.e. Starburst) and are formulated with functional ingredients such as B-vitamins, caffeine, and other energy boosters. Energy chews are not gum; they dissolve quickly in your mouth and are ideal for anyone who wants an energy boost within reach anytime, anywhere.

Consumers have mainly been limited to hot coffee or cold energy drinks when looking for their daily pick-me-up or a quick boost before sports or exercise. But there are many times when a beverage just isn’t a viable option because heating and cooling are not convenient and the desire to keep restroom visits to a minimum is a priority. By eliminating all the liquid and any need for refrigeration or heating, energy chews seem to provide the optimal combination of convenience and portability. Long-haul truckers report, “less liquid in, equals less liquid out and fewer stops.” The Company is poised to tap into the 150 million coffee drinkers looking for a daily boost. According to the National Coffee Association and Specialty Coffee Association of America, more than 150 million Americans (18 and older) drink coffee on a daily basis.

Although research indicates significant overlap with the energy drink category, industry insiders believe that energy chews may appeal to an even larger group of consumers. We’ve seen retailers continue to search for additional ways to satisfy the consumers evolving demands for better energy products, and energy chews seem to offer them the opportunity to do so without sacrificing valuable cooler space.  The energy supplement category was initially targeted towards athletes looking for ergogenic aids (performance enhancers), but has expanded well beyond this niche market. The popularity of energy supplement drinks among the younger generation is evidenced by 34% of 18 to 24 year olds being regular energy supplement drink users (Mintel 2009). Another report found that about one-half of college students consumed at least 1 energy drink supplement per month to increase energy levels (Institute of Food Technologist 2010 and Miller 2008).

The energy supplement category has excelled where many other functional food categories have found only niche-level success because it has delivered a very real benefit to a very real market need – namely giving an increase sense of energy and wellbeing to a fatigued society. It has quickly broached the mainstream, being purchased from teens to octogenarians in markets the world over.

As one of the fastest growing segments in the energy category in 2011, energy chews offer the retailer highly sought-after incremental sales by acting as an add-on purchase and is poised to become a category all its own. We’ve seen energy drinks appeal to young audiences and extreme sports enthusiasts, while energy shots are targeted more towards the typical office worker, but energy chews could be the overall winning formula in this new market segment appealing to the broadest range of consumers.

From the retailer’s perspective, energy chews have many advantages including their small size, flexibility to be placed anywhere in the store, no need for refrigeration, and their price point. For example, we’ve seen LiveWire Energy chews offered at $1.19 for two chews at all Casey’s General Stores throughout the Midwest as compared to drinks and shots priced between $2.00 and $3.00 each. And one LiveWire chew is equivalent to an 8 oz energy drink or an energy shot, so the savings are significant and the result is that consumers typically buy multiple chews at one time.

Strategically, the convenience store was established as the first wave of distribution for the category with the number of stores in the U.S. topping 146,300 as of December 31, 2010 (NACS/Neilson TDLinx 2011 Convenience Industry Store Count). The convenience channel is ideal because it offers speed of service to time-starved consumers who want to get in and out of the store quickly.

•           37% of respondents to a c-store study said they purchase energy/nutrition bars 2 to 3 times a week or more (c-store study, September 2004)

•           25% percent of c-store shoppers bought a snack where energy was the primary reason for the purchase.

Marketers of foods and beverages are constantly finding new ways to enhance their products with the addition of functional ingredients, to which they're finding an increasingly accepting and willing audience. Functional foods are one of the fastest growing categories of food products in the United States and consumers in the 18 – 29 year old age group are the major consumers of functional vitamin-fortified food and beverages, and energy, sports and weight-loss supplements.  The consumption of these products creates substantial future growth potential for innovative supplement extensions as these consumer groups age.

The U.S. alone represents one-third of the global nutrition market, and functional food sales are projected to exceed $30 billion by the end of the decade.  The following Top-5 Convenience Store Wholesalers represent over 100,000 deliveries per week.

1.	McLane Grocery Distribution	40,000 (locations served)
2.	Core-Mark Holding Co.	21,000
3.	Eby-Brown Co.	13,500
4.	H.T. Hackney Co.	25,000
5.	GSC Enterprises Inc	8,000

Overall, the US is anticipated to become the largest consumer in the energy supplement market by 2013.  New offerings are critical for growth and currently the energy drink market is saturated and cooler shelf space is limited. Functional foods in the energy category are wide open.  Energy chews are there to capture a large share.

According to data from Leisure Trends Group’s Outdoor RetailTRACK, energy food has developed into a $30 million dollar category for the outdoor industry with dollar sales growing 20 percent for the year Nov '09 through Oct '10. The growth is part of a trend where sales more than doubled (+119 percent) from 2005 to this past rolling year.  In two years, sales of energy chews grew 168 percent to become the category’s stand out product. Chew sales grew 43 percent in RY’10 while energy bars, still the category ‘s volume leader, grew 13 percent during the same period.

Energy chews, the driving force in the energy food category, increased their share in the energy food market, moving from 12 percent of dollar sales in RY’08 to 22 percent of dollar sales in RY’10.

The sales numbers stated above are from core outdoor chain stores, specialty and Internet sales. They do not include convenience and grocery channels.

RY = Rolling Year

Market Potential for Energy Chews

• Energy category is mature and still growing
• Most major energy drinks have shown increase in sales comparing 2008 to 2007 (1)
• 774% Increase in energy production from 2001 thru 2008 (2)
• Sports Drink volume first decline in production occurred in 2008 (2)
• Functional Beverage showed first decline in sales in 2008 (5%) since 2004
• Energy drinks are perceived as expensive
• Energy “Shots” established a convenience niche

Characteristics of Energy Supplement Users:

• Uses products to help improve their sense of wellbeing
• Uses products to help gain and edge or advantage
• Exercises at least one time per week
• Weekend Warrior – Participate in outdoor activities
• Higher rate of risk taking
• Success and winning are important goals
• Keener sense of adventure
• Important to be attractive to opposite sex
• Like to do unconventional things

Reasons for using Energy Supplements:

• Energy Boost
• Mental Alertness
• Health & Nutrition
• Weight Management
• Social status

Sources:
1. Infoscan R3eviews Information Resources US F/D/MX (Supermarkets, Drugstores, Mass Merchandise Outlets,
Excluding Walmart) Ending Dec 2008
2. Beverage Marketing Corp

Competitor Matrix

Name	Company	Serving Size	Caffeine per Serving	Calories per Serving	Sugar per Serving

Chews
LiveWire Energy	LiveWire Ergogenics	1 chew	100mg	15	4g
FRS Healthy Energy	FRS	2 chews	20mg	40	6g
Buzz Bites	Vroom Foods	1 chew	100mg	25	3g
Honey Stinger	EN-R-G Foods Inc	10 chews	32mg	160	24g
Clif Bloks	Clif Bar	3 pcs	50mg	100	12g
Hi Octane	ToGo Brands	1 chew	80 - 100mg	20	3g
Gu Chomps	GU Energy Labs	4 pcs	0 mg	90	11g

Drinks
Red Bull	Red Bull GBh	8.3 fl oz	80mg	110	27 g
Monster	Hansen's	8 fl oz	80mg	100	27g
5-Hour Energy	Living Essentials	2 fl oz	138mg	4	0g

With respect to the foregoing Competitor Matrix, the Company is currently engaged in the Energy Supplement market segment only.

The edible energy boost category (caffeine products) is relatively new and still evolving, as opposed to the energy drink and shot categories, which are mature. Therefore detailed sales and market data is not readily available for the edible category. Most retail and distribution channels continue to debate on how to classify edible energy boost products and some are now talking about even creating a whole new category. But because of this, specific market share and sales data comparisons within the edible category are unknown.

There are currently only a handful of companies that are potential competitors to the Company in the edible energy category, including: FRS Energy Chews, High Octane Energy Chews, Buzz Bites, and Honey Stinger Chews. Management believes the LiveWire Energy chew to be a superior product, as discussed previously.

Based on the sales numbers of the outdoor RetailTRAK research, the Company’s LiveWire Energy chew currently holds a 1.2% market share of all energy food products in the outdoor specialty shop industry.

Marketing Strategy:

Our marketing objectives include building awareness for the LiveWire brand and products, stimulate trial, build repeat purchase, build brand loyalty, support LiveWire brand and brand attributes. The company will constantly explore products that support the LiveWire mission and continuously measure and optimize metrics that contribute to LiveWire’s success.

Strategies include, recognizing key lifestyle and psychographic drivers that contribute interest acceptance and purchase of LiveWire Energy chews. The company reaches out to the consumer in the environment in which they are most receptive such as: social media, action sports, concerts, and additional targeted active lifestyle events.

Our core target audience includes 18-34 year old male (70%) and females (30%). These individuals are active, athletic, daring, adventurous, multi-taskers, and young at heart.  We currently plan to reach our target audience through media outlets such as television, social media, website marketing, and strategic billboard placement. We also focus on local area retail marketing, college marketing, product sampling, athlete support, sponsorship, special events, endorsements, public relations and branded vehicles as part of our strategic marketing mix.

Orders:

LiveWire produces and ships all orders utilizing just-in-time inventory processes and currently has no backlogs.

Employees:

Currently we have three employees. We also utilize a network of independent brokers and distributors as well as specialized consultants.  The company anticipates an office staff of 5 that include clerical, operations, administrative and customer service.

Properties:

No current plans to acquire property or equipment.   At present, we rent a small office located at 1260 North Hancock Street, Suite 105, Anaheim, CA 92807 under a month to month agreement, and a warehouse located at 1747 S Douglass Rd, Suite C, Anaheim CA 92806 under a 1 year lease.

Copyrights and Trade Secrets

The Company’s products are not patented but the formulations are protected trade secrets.

Management feels that the process of developing a chew from concept, including formulas, recipes, flavor profiles and the batching process is not easily attained and therefore is sensitive information which gives the Company a competitive advantage. This information is critical to the success of the Company. We consider this an intellectual asset of our business. Management prohibits contract manufacturers and agents from disclosing or using our confidential or proprietary information outside the company, before, during and after involvement with the Company.

All resources to the Company that have access to our proprietary information are required to execute a non-disclosure agreement.  We consider everything we do in terms of marketing, promotions and product as a trade secret, and information we wish to keep confidential. Our Proprietary information includes formulas, processes, and methods used in our production. It includes our business and marketing plans, customer lists, and contracts and we have taken reasonable measures to keep this information protected, as it is not readily ascertainable by the public.

We will protect our brand and image to the extent the law provides through trademark notifications. We are not reliant on heavy R&D and the costs associated with those efforts. Because of our close relationship with our contract manufacturer, our research and development costs are kept low and built into the cost of product.

Material Regulation

The FDA categorizes LiveWire Energy and similar products as “dietary supplements.” All dietary supplements must comply with DSHEA (Dietary Supplement Health and Education Act) regulations for manufacturing practices, labeling, and must use approved ingredients the FDA categorizes as GRAS (Generally Recognized as Safe). As long as a dietary supplement contains GRAS ingredients, the FDA does not require testing and approval. LiveWire Energy chews contain safe levels of vitamins, caffeine, taurine, and other nutrients recognized as safe by the FDA.

Subsidiaries

The Company owns 100% of LIVEWIRE MC2, LLC, a California limited liability company, (“LiveWire”).  LiveWire is the operating subsidiary.

Material events

The Company will explore and entertain mergers and acquisitions as part of a strategic growth strategy within the industry.  At present, management is not aware of or pursing a specific company for a business combination.

Projections

The company had gross revenues of approximately $150,000 during the year ended December 31, 2010.  Between January 1, 2011 and August 31, 2011, the Company’s gross revenues have exceeded $350,000.

Consequences of delays

The Company is seeking growth capital of $250,000 to $1,000,000 during the next 12 months.  If outside funds are not obtained through the sale of securities or other financing arrangements, the Company’s revenue will be limited.

Item 1A - RISK FACTORS

Management of the Company intends for the Company and its wholly owned subsidiary LIVEWIRE MC2, LLC, a California limited liability company, (“LiveWire”) to become a profitable entity with its focus on providing Chewable Energy Supplements and other functional foods as determined by needs.  The risks and uncertainties described below may affect the business, financial condition or operating results:

THE COMPANY IS SUBJECT TO THE RISKS INHERENT IN THE CREATION OF A NEW BUSINESS.

The Company is subject to substantially all the risks inherent in the creation of a new business. As a result of its small size and capitalization and limited operating history, the Company is particularly susceptible to adverse effects of changing economic conditions and consumer tastes, competition, and other contingencies or events beyond the control of the Company. It may be more difficult for the Company to prepare for and respond to these types of risks and the risks described elsewhere than for a company with an established business and operating cash flow.

OUR REVENUE GROWTH RATE DEPENDS PRIMARILY ON OUR ABILITY TO EXECUTE OUR BUSINESS PLAN.

We may not be able to adequately generate and adhere to the goals, objectives, strategies and tasks as defined in our business plan.

ANY FAILURE TO MAINTAIN ADEQUATE GENERAL LIABILITY, COMMERCIAL, AND SERVICE LIABILITY INSURANCE COULD SUBJECT US TO SIGNIFICANT LOSSES OF INCOME.

Any general, commercial and/or service liability claims will have a material adverse effect on our financial condition.

COMPETITORS WITH MORE RESOURCES MAY FORCE US OUT OF BUSINESS.

We will compete with many well-established companies such as FRS Healthy Energy, ToGo Brands, Clif Bar, GU Energy Labs, and EN-R-G Foods Inc. Indirect competitors include Red Bull, Monster, and 5-Hour Energy. Aggressive pricing by our competitors or the entrance of new competitors into our markets could reduce our revenue and profit margins.

LIMITED OPERATING HISTORY, INITIAL OPERATING LOSSES.

The Company is presently a development stage Company with limited operating history and only nominal capital. Additionally, though the Management Team has varied and extensive business backgrounds and technical expertise, they have little substantive prior working running energy chew operations.  Because of the limited operating history, it is very difficult to evaluate the business and the future prospects. The Company will encounter risks and difficulties.  If objectives are not achieved, the Company may not realize sufficient revenues or net income to succeed.

THE COMPANY MAY USE MORE CASH THAN GENERATED.

The company anticipates using standard financing models and credit facilities.  The Company may experience negative operating cash flows for the foreseeable future. The Company may need to raise additional capital in the future to meet the operating and investing cash requirements. The Company may not be able to find additional financing, if required, on favorable terms or at all. If additional funds are raised through the issuance of equity, equity-related or debt securities, these securities may have rights, preferences or privileges senior to those of the rights of the common stock holders who may experience additional dilution to their equity ownership.

NO ASSURANCE OF PROFITABILITY.

The Company has generated revenues from operations.  There can be no assurance that the Company will be profitable.

DEPENDENCE ON MANAGEMENT.

The Company will rapidly and significantly expand its operations and anticipates that significant expansion of its operations, including administrative facilities, will continue to be required in order to address potential market opportunities. The rapid growth will place, and is expected to continue to place, a significant strain on the Company’s management, operational, and financial resources. The Company's success is principally dependent on its current management personnel for the operation of its business.

THE COMPANY MUST HIRE EXPERIENCED PERSONNEL, ACQUIRE EQUIPMENT AND EXPAND FACILITIES IN ANTICIPATION OF INCREASED BUSINESS.

The Company may not be able to hire or retain qualified staff. If qualified and skilled staff are not attracted and retained, growth of the business may be limited. The ability to provide high quality service will depend on attracting and retaining educated staff, as well as professional experiences that is relevant to our market, including for marketing, technology and general experience in (manufacturing energy supplements). There will be competition for personnel with these skill sets. Some technical job categories may experience severe shortages in the United States.

FAILURE TO MANAGE THE GROWTH COULD REDUCE REVENUES OR NET INCOME.

Rapid expansion strains infrastructure, management, internal controls and financial systems. The Company may not be able to effectively manage the growth or expansion. To support growth, the Company plans to hire new employees. This growth may also strain the Company’s ability to integrate and properly train these new employees. Inadequate integration and training of employees may result in underutilization of the workforce and may reduce revenues or net income.

THE COMPANY MAY ACQUIRE OTHER BUSINESSES OR PRODCUTS SUITABLE FOR THE COMPANY’S PLANNED EXPANSION; IF THIS HAPPENS, THE COMPANY MAY BE UNABLE TO INTEGRATE THEM INTO THE EXISTING BUSINESS, AND/OR MAY IMPAIR OUR FINANCIAL PERFORMANCE.

If appropriate opportunities present themselves, the Company may acquire businesses, technologies, services or products that are believed to be strategically viable. There are currently no understandings, commitments or agreements with respect to any acquisition, aside from acquiring the necessary equipment to begin operations.

FUTURE GOVERNMENT REGULATION MAY ADD TO OPERATING COSTS.

The Company operates in an environment of uncertainty as to potential government regulation via (energy supplement manufacturing).  We believe that we are not subject to direct regulation, other than regulations applicable to businesses generally. Laws and regulations may be introduced and court decisions may affect our business.  Any future regulation may have a negative impact on the business by restricting the method of operation or imposing additional costs.

THE COMPANY’S SERIES A PREFERRED STOCK CAN ELECT THREE BOARD MEMBERS AND HAS ONE BILLION VOTES ON ALL MATTERS SUBMITTED TO THE STOCKHOLDERS OF THE COMPANY

One Million (1,000,000) shares of the Company’s Series A Preferred Stock (the “Series A”) are owned by Rick Darnell.  Each share of Series A has one thousand (1,000) votes per share and votes with the common stock on all matters.  The Series A voting separately as a class has the right to elect three persons to serve on the Company’s board of directors.  As such, the Series A has voting control of the Company and may use its majority voting control to affect the interests of the Company’s common stockholders.

THE COMPANY’S SERIES A PREFERRED STOCK WILL SIGNIFICANTLY DILUTE THE COMPANY’S COMMON STOCKHOLDERS AFTER DECEMBER 31, 2012.

The owners of the Company’s Series A Preferred Stock (the “Series A”) can elect to convert each share of Series A after December 31, 2012 into fifty (50) shares of the Company’s common stock if (i) the Company’s common stock is quoted for public trading in the United States or other international securities market and (ii) the Company's market capitalization (i.e., the number of issued and outstanding shares of common stock multiplied by the daily closing price) has exceeded Fifty Million Dollars ($50,000,000) for 90 consecutive trading days.  These provisions, if exercised by the holders of the Series A, may significantly dilute the Company’s common stockholders after December 31, 2012.

NOTE: In addition to the above risks, businesses are often subject to risks not foreseen or fully appreciated by management.

Item 2 - Financial Information

Exhibit 99.1 contains the historical financial statements of LIVEWIRE MC2, LLC, a California limited liability company, (“LiveWire”).  Exhibit 99.2 contains the pro forma combined financial statements.

Item 3 – Properties

The Company leases space at the two following locations:

LiveWire Energy
1260 N. Hancock Street, Suite 105
Anaheim, CA 92807

This location is 2,400 square feet of office space and is the Company’s headquarters for business operations, accounting and design.  This space is shared with LiveWire Corp Communications, Inc who operates production during the night hours.

LiveWire Energy
1747 S Douglass Rd, Unit C
Anaheim, CA 92807

This 1,200 square foot space serves as our order processing and fulfillment facility. It has modest office space and large warehouse areas. This location also acts as the base of operations for event and promotion efforts. The Company’s LiveWire vehicle is stored at this location and it is not shared with any other organization.

Item 4 - Security Ownership of Certain Beneficial Owners and Management

The following alphabetical table sets forth the ownership, as of August 31, 2011, of our voting securities by each person known by us to be the beneficial owner of more than 5% of our outstanding voting securities, each of our directors and executive officers; and all of our directors and executive officers as a group.  The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth below, applicable percentages are based upon 49,933,529 shares of Common Stock outstanding as of August 31, 2011.  The Company’s Series A Preferred Stock has 1,000 votes per share and votes with the Common Stock on all matters.  As such, the owners of the Company’s Series A Preferred Stock have 1,000,000,000 votes on all matters, plus have the right to elect three persons to the Company’s board of directors.

Name of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage
Bill Hodson, Board Member, Chief Executive Officer, Treasurer	Common Stock	9,429,000	19%
Brad J. Nichols, Board Member, President, Chief Operating Officer	Common Stock	9,729,000	19%
Richard 0. Weed, Board Member, Corporate Secretary	Common Stock	1,600,000	3%
Rick Darnell	Series A Preferred Stock	1,000,000	100%

All officers and Directors as a Group		20,758,000	41%

The One Million (1,000,000) shares of the Company’s Series A Preferred Stock (the “Series A”) are owned by Rick Darnell.  Each share of Series A has one thousand (1,000) votes per share and votes with the common stock on all matters.  The Series A voting separately as a class has the right to elect three persons to serve on the Company’s board of directors.  As such, the Series A has voting control of the Company and may use its majority voting control to affect the interests of the Company’s common stockholders.

The owners of the Company’s Series A Preferred Stock (the “Series A”) can elect to convert each share of Series A after December 31, 2012 into fifty (50) shares of the Company’s common stock if (i) the Company’s common stock is quoted for public trading in the United States or other international securities market and (ii) the Company's market capitalization (i.e., the number of issued and outstanding shares of common stock multiplied by the daily closing price) has exceeded Fifty Million Dollars ($50,000,000) for 90 consecutive trading days.  These provisions, if exercised by the holders of the Series A, may significantly dilute the Company’s common stockholders after December 31, 2012.

Bill Hodson and Brad J. Nichols entered a Contingent Option Agreement with Rick Darnell on July 21, 2011.  Under that Agreement, Mr. Hodson and Mr. Nichols can purchase the Series A from Mr. Darnell for $400,000 at any time before December 31, 2012.  The Contingent Option Agreement is included as Exhibit 10.5.

Item 5 - Directors and Executive Officers

Executive Officers and Directors

Below are the names and certain information regarding our executive officers and directors.

Name	Age	Position
Bill Hodson	45	Board Member, Chief Executive Officer, Treasurer
Brad J. Nichols	47	Board Member, President, Chief Operating Officer
Richard O. Weed	49	Board Member, Corporate Secretary

Set forth below is a biographical description of our executive officers and directors based on information supplied by each of them.

Bill J. Hodson, age 45, Director, Chief Executive Officer, Treasurer.

Bill J. Hodson is the Chief Executive Officer and Treasurer of the Company and a member of its Board of Directors. Mr. Hodson works full-time for LiveWire and is responsible for the strategic direction of the firm's branding, sales and marketing strategies.  Previously, he was Executive Vice President of LiveWire Sports Group from September 2003 until May 2008. Hodson was responsible for overseeing all of LWSG’s operations, which included the launch of several sports publications and one of the country’s largest sports consumer expos. The initial project was 90:00 Soccer Magazine. A 100+ page glossy publication sold to subscribers and available at newsstands nationwide. Mr. Hodson developed the concept for the soccer publication, secured writers, editors, advertising sales representatives, photographers and graphic designers. He also negotiated printing and distribution costs. Hodson ran the print publication for several years before deciding to make it available digitally through the internet.

During the early years of the soccer publication, Hodson concepted, created and executed Soccer Nation Expo, a consumer expo for fans of the sport of soccer. The initial expo was held in conjunction with the United States Futsal Federation National Championships at the Anaheim Convention Center in Anaheim California. Mr. Hodson developed a business plan for the event, secured exhibitors, created and executed a marketing plan to attract attendees through the Futsal Championships. The first Soccer Nation Expo was held in February 2003 and still continues today under new ownership from the Southern California Soccer Association – South.

Prior to LiveWire, he served as Sales Director for Winn Golf Grips and was responsible for building the company’s national sales force. Mr. Hodson joined the company to expand their technology from the tennis market (where Winn was widely known) to the golf.  When Hodson joined the company Winn Grips did not have any golf sales representatives or distributors and only a few thousand dollars in sales. Hodson developed a marketing strategy focusing strictly on the golf industry this included.  The marketing program focused on local area marketing, aggressive one-on-one interface with golf instructors, and consumers to build awareness, and create acceptance of the grips.  Tactics included. on-site demonstrations, presentations of features and benefits as well as offering a free grip installation to interested consumers. Hodson created a sales force of independent representatives that  blanketed the U.S. and produced collateral support such as company brochures and instruction manuals. Winn Grips is now considered one of the top grips in golf. After leaving the company he continued as an independent consultant with early stage companies in the golf industry to help launch new products.

Most notably, Mr. Hodson has been credited with the launch a popular kids’ game called “pogs” on mainland USA. The game originated in Hawaii, and Hodson seized the opportunity to capitalize on an untapped market in Southern California. Mr. Hodson learned of the “pog” craze while working as a stockbroker in Newport Beach, California.   His first initiative was to capitalize on the significant interest emanating from Hawaii and bring that interest to the Mainland.  With his entrepreneurial background, he researched the market, target audience explored manufacturing options and began producing “pogs”.  Mr. Hodson focused on limited distribution and began promoting the game at baseball card shops. The game was similar to marbles, but had the trade-ability of baseball cards. Hodson promoted tournaments and the game quickly swept the schoolyards and neighborhoods around the country. A small operation that began in his living room, Hodson expanded nationally attending trade shows, including New York City’s Toy Fair, and was featured in many news publications and television appearances that saw him travel to the Dominican Republic for a special guest appearance on a popular Saturday morning children’s show.  (The game of “pogs” possibly originated in Hawaii (Maui, Hawaii) in the 1920s or 1930s).

Mr. Hodson began his professional career in the securities industry in 1987 as a licensed stockbroker. After a short tenure at a “penny-stock” firm, Hodson joined a boutique-size firm in Newport Beach, California, and found his niche specializing in early stage nutracuetical and biotechnology companies. Hodson became known as “Bio-Bill”, and researched companies he felt had potential based on their development pipeline. Many companies were pre-human clinical trial stage. He also produced a daily newsletter reporting on developments within the biotechnology index. Hodson created and hosted the Newport Beach Biotechnology Conference, where he invited several companies to present to a group of his firms’ clients and invited guests.

Brad J. Nichols, age 47, Director, President, Chief Operating Officer.

Brad J. Nichols is President and Chief Operating Officer of the Company and a member of the Board of Directors. Mr. Nichols works full-time for LiveWire and is responsible for the day-to-day management of the business operations.

He co-founded the wholly owned subsidiary, LiveWire MC2, LLC, in 2008 with Mr. Bill Hodson.  Mr. Nichols funded the initial growth and development of LiveWire MC2, LLC.
Mr. Nichols brings a solid business background as well as creative vision in product development and strong background in supplier management. Mr. Nichols is a highly effective cross-functional leader, and has helped the company achieve superior levels of financial and operational performance.  Since his college years Mr. Nichols has been driven by entrepreneurial and innovative pursuits, the first being a software development company, New West Software, focused on custom solutions and vertical market applications. The company was formed during his sophomore year at U.C. Davis and successfully developed several software products including a medical imaging solution that allowed radiologists to view brain scans in a stereoscopic 3-D environment as well as transmit images from one location to another for remote viewing.

Other noteworthy accomplishments include development of a custom mortgage processing system to aid brokers in quickly qualifying clients for loan packages, plus a personal information management (PIM) package that was distributed in many major retail locations throughout the country. Mr. Nichols’ logical and systematic approach to problem solving served him well as lead programmer on the PIM project and was an asset during negotiations with the software publisher and the strategic planning for retail channels. He was with the company from 1984 to 1991.

Mr. Nichols then turned his attention to a new endeavor focused on providing specialized graphics support to the aerospace industry. Mr. Nichols became Executive Vice President of Industrial Publications and Graphics, Inc. He managed the daily operations of the business and provided client support for this technical services company. After doubling revenues within the first two years and growing the client base, he was eager to get back into an ownership position. During the following several years, Mr. Nichols attempted to negotiate a buyout of the company from it’s aging owners. After a best-and-final offer was declined, Mr. Nichols left the company to pursue his goals.

In 2000 Mr. Nichols founded and grew LiveWire Corporate Communications, Inc (dba LiveWire Creative Services) into a multi-million dollar vertical market graphics and proposal support company that continues to work on high-profile defense projects for large aerospace and strategic consulting firms throughout the country.  Mr. Nichols successfully negotiated million dollar contracts, managed large production crews and developed innovative and strategic direction for the company.

Notable projects include the UCAS proposal project that resulted in a multi-billion dollar win for the Northrop Grumman Corporation, and daily support of the C-17 program for The Boeing Company resulting in the prestigious Malcolm Baldrige Award for performance excellence given by the President of the United States.

In, 2009 Mr. Nichols turned over operational control of LiveWire Corporate Communications to Ms. Dianne Nichols to dedicate himself to his duties as COO for LiveWire Ergogenics. During his tenure at LiveWire Corporate Communications, Mr. Nichols also started and funded a publications company that focused on the sports industry and leveraged the resources and talents of LiveWire Corp Comm. Projects included developing a highly stylized sports publication, corresponding website, and tradeshow. At one point, a large European publisher made an offer to purchase the publication. And although an agreeable arrangement was not reached, the offer validated the efforts of management and the team members.

Although Mr. Nichols is very driven by entrepreneurial forces, he has demonstrated that he is dedicated to committing to his companies and working towards their success. It is important to note that he has stayed with all of his companies beyond the seven-year mark.

Mr. Nichols earned his Bachelor of Arts degree in Economics from the University of California at Davis.

Richard O. Weed, age 49, Board Member and Secretary.

On December 10, 2009, Richard O. Weed was appointed President, Principal Executive Officer, Chief Financial Officer, Secretary and sole member of the Board of Directors.  Following the appointment of Bill Hodson as Chief Executive Officer and Treasurer and Brad J. Nichols as President on September 2, 2011, Mr. Weed remains on the Board of Directors and serves as Secretary.  For the past 10 years, Mr. Weed has been a partner in Weed & Co. LLP, Newport Beach, CA, a law firm that provides advice on capital formation and business strategy, including litigation. He received a B.B.A. degree from the University of Texas at Austin in 1984, a Juris Doctor degree from St. Mary's University School of Law in 1987 and an M.B.A degree from the University of Southern California in 1992. In addition, Mr. Weed was an Adjunct Professor of Law at Western State University College of Law, Irvine, California from 1994-1996 and an Adjunct Professor of Business at DeVry Institute of Technology, Long Beach, California in 1997. He is currently a member of the State Bar of California and State Bar of Texas. Mr. Weed serves as an officer and director of Focus Gold Corporation and Endeavor Power Corp.  Mr. Weed devotes 10% of his time to the Company.

In the past five years, Mr. Weed has been involved with a number of companies that have or had reporting obligations under the Exchange Act.  The information concerning these companies can be found in a variety of public databases, such as www.sec.gov and www.otcmarkets.com.

Significant Employees

We have no significant employees other than the executive officers described above.

Family Relationships

There are no familial relationships among any of our officers and directors.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter, or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) had any bankruptcy petition been filed by or against any business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company is not aware of any reporting person that failed to file on a timely basis, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

The Company is a “voluntary filer” for purposes of the periodic and current reporting requirements of the Securities and Exchange Commission (the “Commission”).  The Company is a voluntary filer because it does not have a class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or listed on an exchange or in any automated inter-dealer quotation system of any national securities association, and it is no longer required to file reports under Section 15(d) of the Exchange Act. The Company was required to file annual, quarterly, and current reports pursuant to Section 15(d) of the Exchange Act through the year ended December 31, 2008, but that obligation ended after the Company filed its Form 10-K for the year ended December 31, 2008.

As long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the Securities and Exchange Commission (“SEC”) a proxy statement and form of proxy complying with the proxy rules. In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this report, any registration statement, and periodic reports we file hereafter.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of one or more members, but not more than nine, with the exact number to be fixed by our shareholders or our Board of Directors. Each director serves for a term that expires at the next regular meeting of the shareholders or until his successor is elected and qualified. We currently have three directors, Bill J. Hodson, Brad J. Nichols, and Richard O. Weed.   The directors were chosen to serve on the board of directors following the closing of the Purchase Agreement dated June 30, 2011 based upon the specific experiences and qualification discussed in their respective professional biographies set forth above.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. We do not have an audit committee “financial expert.” Our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”) , even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Code of Ethics

We have adopted a Code of Ethics within the meaning of Item 406(b) of Regulation S-K of the Securities Exchange Act of 1934. The Code of Ethics applies to directors and senior officers, such as the principal executive officer, principal financial officer, controller, and persons performing similar functions.

Item 6 - Executive Compensation

Mr. Hodson, Director, Chief Executive Officer, and Treasurer, has a written five year Employment Agreement with the Company.  Mr. Hodson receives base salary of $260,000 per year.  The Employment Agreement contains provisions for an increase to $400,000 per year depending upon certain operating milestones for the Company.

Mr. Nichols, Director, Chief Operating Officer, and President, has a written five year Employment Agreement with the Company.  Mr. Nichols receives base salary of $260,000 per year.  The Employment Agreement contains provisions for an increase to $400,000 per year depending upon certain operating milestones for the Company.

Mr. Weed, Director and Corporate Secretary, is a partner with Weed & Co. LLP.  Weed & Co. LLP has a written fee agreement to perform legal services.  Under the fee agreement, Weed & Co. LLP receives a fixed fee of $10,000 per month.  Further, Mr. Weed receives $1,500 per month for serving as Corporate Secretary.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity incentive plan compensation ($)	Non-qualified deferred compensation earnings ($)	All other compensation ($)	Total ($)
Bill Hodson	2009	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0
Brad Nichols	2009	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0
Richard Weed	2009	0	0	0	0	0	0	0	0
	2010	0	0	0	0	0	0	0	0

The Outstanding Equity Awards at Fiscal Year-End table has been omitted because there were no outstanding equity awards at fiscal year-end.

The Director Compensation table is omitted because each director is a named executive officer and the compensation for service as a director is reflected in the Summary Compensation Table.

Item 7 - Certain Relationships and Related Transactions, and Director Independence

Except as indicated below, there were no material transactions, or series of similar transactions, since inception of the Company and during its current fiscal period, or any currently proposed transactions, or series of similar transactions, to which the Company was or is to be a party, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Mr. Hodson, Director, Chief Executive Officer, and Treasurer, has a written five year Employment Agreement with the Company.  Mr. Hodson receives base salary of $260,000 per year.  The Employment Agreement contains provisions for an increase to $400,000 per year depending upon certain operating milestones for the Company.

Mr. Nichols, Director, Chief Operating Officer, and President, has a written five year Employment Agreement with the Company.  Mr. Nichols receives base salary of $260,000 per year.  The Employment Agreement contains provisions for an increase to $400,000 per year depending upon certain operating milestones for the Company.

Mr. Weed, Director and Corporate Secretary, is a partner with Weed & Co. LLP.  Weed & Co. LLP has a written fee agreement to perform legal services.  Under the fee agreement, Weed & Co. LLP receives a fixed fee of $10,000 per month.  Further, Mr. Weed receives $1,500 per month for serving as Corporate Secretary.  On July 19, 2011, the Company issued 1,000,000 shares of the newly created Series A Preferred Stock to Weed & Co. LLP in exchange for a $100,000 reduction of the outstanding accounts payable, being the equivalent of One Cent ($0.1) per share of Series A Preferred Stock.  Mr. Weed transferred the 1,000,000 shares of the newly created Series A Preferred Stock to Rick Darnell.

Item 8 - Legal Proceedings

The Company is not a party to any legal proceeding.

Item 9 - Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

Our common stock has the trading symbol SFBL*.  At present, our common stock is not eligible for the clearing and custody services of the Depository Trust Company.  We are working to correct this situation.  On May 5th and 6th, 2011, there were 105,000 shares of our common stock traded on the OTC market at prices between $.15 - $.20 per share.  There has been no active trading in the Company's securities.  As a result of the thin trading in the Company's stock, the Company believes that the price at which the Company's stock may trade on a given day does not necessarily represent fair value.

*On September 20, 2011, the Company changed its name and on October 7, 2011, the Company’s common stock began trading under the symbol “LVVV”.

Holders

We had 51 stockholders of record of our common stock as of August 31, 2011, including shares held in street name.

Dividends

We have not paid any cash dividends to stockholders.  The declaration  of any future cash dividend  will be at the discretion  of our Board  of Directors  and will depend upon our earnings,  if any, our capital requirements  and financial  position, general  economic  conditions  and other pertinent factors. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Securities Authorized For Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

Item 10 - Recent Sales of Unregistered Securities

On May 16, 2011, the Company sold 15,000,000 shares of common stock at par value of $0.001 per share for total proceeds of $15,000.  There was no underwriter, no underwriting discounts or commissions, no general solicitation, no advertisement, and resale restrictions were imposed by placing a Rule 144 legend on the certificates.  The ten persons who received securities have such knowledge in business and financial matters that he/she/it is capable of evaluating the merits and risks of the transaction.  This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering.

Item 11 - Description of Registrant’s Securities

General

Our Articles of Incorporation authorize the issuance of One Hundred Million (100,000,000) shares of common stock, $.0001 par value per share and Ten Million (10,000,000) shares of preferred stock, $.0001 par value per share. Further, the classes or series may have such voting powers (full, limited, extra, or none), such preferences, relative rights, and qualifications, limitations or restrictions as stated in the resolutions adopted by the board of directors.

Common Stock

Upon the closing of the Purchase Agreement with the Selling Members of LIVEWIRE MC2, LLC, a California limited liability company, (“ LiveWire ”), we have 49,933,529 shares of common stock outstanding.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights and each holder is entitled to one vote for each director vacancy being filled. Directors are elected by a plurality of the votes cast in the election of directors. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Except as otherwise expressly provided by the laws of the State of Nevada, or by the Articles of Incorporation, at any and all meetings of the stockholders of the Company, for a quorum, there must be present, either in person or by proxy, stockholders owning a majority of the issued and outstanding shares of the capital stock of the Company entitled to vote at the meeting. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share equally in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share of common stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Preferred Stock

The Company’s Articles of Incorporation authorizes Ten Million (10,000,000) shares of $.0001 par value preferred stock and states the board by resolution only and without further action or approval, may cause the Corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

The Company’s directors on July 19, 2011 adopted resolutions determining the Designations, Rights and Preferences of the Series A Preferred Stock consisting of One Million (1,000,000) shares.  The Series A Preferred Stock is senior to the common stock and all other shares of Preferred Stock that may be later authorized.  Each outstanding share of Series A Preferred Stock has One Thousand (1,000) votes on all matters submitted to the stockholders and votes with the common stock on all matters.  The Series A Preferred Stock voting separately as a class has the right to elect three persons to serve on the board of directors.  The shares of Series A Preferred (i) do not have a liquidation preference; (ii) do not accrue, earn, or participate in any dividends; and (iii) are not subject to redemption by the Corporation.

After December 31, 2012, each outstanding share of Series A Preferred Stock may be converted, at the option of the owner, into fifty (50) shares of the Company's common stock; provided however, that no conversion shall be permitted unless (i) the Company's common stock is quoted for public trading in the United States or other international securities market and (ii) the Company's market capitalization (i.e., the number of issued and outstanding shares of common stock multiplied by the daily closing price) has exceeded Fifty Million Dollars ($50,000,000) for 90 consecutive trading days.

In addition to any other rights provided by law, the Company shall not, without first obtaining the affirmative vote or written consent of the holders of ninety percent (90%) of the outstanding shares of Series A Preferred Stock, do any of the following:

•
take any action which would either alter, change or affect the rights, preferences, privileges or restrictions of the Series A Preferred or increase the number of shares of such series authorized hereby or designate any other series of Preferred Stock;

•	increase the size of any equity incentive plan(s) or arrangements;

•	make fundamental changes to the business of the Company;

•	make any changes to the terms of the Series A Preferred or to the Company’s Articles of Incorporation or Bylaws, including by designation of any stock;

•
create any new class of shares having preferences over or being on a parity with the Series A Preferred as to dividends or assets, unless the purpose of creation of such class is, and the proceeds to be derived from the sale and issuance thereof are to be used for, the retirement of all Series A Preferred then outstanding;

•	make any change in the number of authorized directors, currently five (5);

•	repurchase any of the Company's Common Stock;

•
sell, convey or otherwise dispose of, or create or incur any mortgage, lien, charge or encumbrance on or security interest in or pledge of, or sell and leaseback, all or substantially all of the property or business of the Company or more than 50% of the stock of the Company;

•	make any payment of dividends or other distributions or any redemption or repurchase of stock or options or warrants to purchase stock of the Company; or

•	make any sales of additional Preferred Stock.

No share or shares of Series A Preferred acquired by the Company by reason of conversion or otherwise shall be reissued as Series A Preferred, and all such shares thereafter shall be returned to the status of undesignated and unissued shares of Preferred Stock of the Company.

On July 19, 2011, the Company issued 1,000,000 shares of the newly created Series A Preferred Stock to Weed & Co. LLP, or its designee, in exchange for a $100,000 reduction of the outstanding accounts payable, being the equivalent of One Cent ($0.1) per share of Series A Preferred Stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Transfer Agent

Our transfer agent is Continental Stock Transfer & Trust Co., 17 Battery Place, New York NY 10004. Tel: (212) 845-3218 and Fax: (212) 616-7615

Item 12 - Indemnification of Directors and Officers

As permitted by Section 78.7502 of the Nevada Revised Statutes, Article VII of the Company’s Bylaws indemnifies any officer, director or control person of the Company from liability, thereby making the Company responsible for any expenses or damages incurred by such officer, director or control person in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

The full text of Article VII of the bylaws of the Company is as follows:

“Section 5. Indemnification.

“(a) The Corporation shall indemnify any person who was, or is threatened to be made, a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director, officer, employee or agent of the Corporation, or (ii) while a director, officer, employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, agent or similar functionary of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the Revised Statutes of the State of Nevada, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article VII is in effect. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

“(b) As used herein, the term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

“(c) A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (ii) for the payment of distributions in violation of the Revised Statutes of the State of Nevada. Any repeal or amendment of this Article VII by the shareholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director or officer of the Corporation is not personally liable as set forth in the foregoing provisions of this Article VII, a director or officer shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including, without limitation, any subsequent amendment to the Revised Statutes of the State of Nevada.”

We expect that each member of the Company’s board of directors and each officer of the Company (each such individual, an “Indemnitee”) may enter into an indemnification agreement (the “Indemnification Agreement”) with the Company, pursuant to which the Company will indemnify Indemnitee for, and hold Indemnitee harmless from and against, any Losses or Expenses (as such terms are defined in the Indemnification Agreement) at any time incurred by or assessed against Indemnitee arising out of or in connection with the service of Indemnitee as a director, advisory director, Board Committee member, officer, employee or agent of the Company or an affiliate, whether the basis of such proceeding is alleged action in an official capacity or in any other capacity while serving as an Officer or Director of the Company or of an affiliate, to the fullest extent permitted by law.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (“the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13 - Financial Statements and Supplementary Data.

The audited financial statements of LIVEWIRE MC2, LLC, a California limited liability company, (“LiveWire”) for the year ended December 31, 2010 and the interim unaudited financial statements of LiveWire for the periods ended March 31, 2011 and June 30, 2011 are included as Exhibit 99.1

The unaudited pro forma financial statements of the Company are included as Exhibit 99.1

Item 14 - Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.  Sherb & Co., LLP has served as the Company’s auditor since 2008.  The registrant wishes to note that the accounting acquirer’s auditor will not be retained subsequent to the Closing Date under the Purchase Agreement with LIVEWIRE MC2, LLC, a California limited liability company, (“LiveWire”).  The registrant’s (legal acquirer’s) current auditors Sherb & Co., LLP will continue in that capacity and become the accounting acquirer’s auditor as well.

[End of Form 10 Information]

Item 3.02                      Unregistered Sales of Equity Securities.

As part of the closing under the Purchase Agreement dated June 30, 2011, pursuant to which the Company acquired 100% of LIVEWIRE MC2, LLC, a California limited liability company, (“LiveWire”), the Company issued 30,000,000 shares of its common stock to the 9 selling members of LiveWire.

There was no underwriter, no underwriting discounts or commissions, no general solicitation, no advertisement, and resale restrictions were imposed by placing a Rule 144 legend on the certificates.  The nine persons who received securities have such knowledge in business and financial matters that he/she/it is capable of evaluating the merits and risks of the transaction.  This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering.

Item 3.03                      Material Modification to Rights of Security Holders

The Company’s directors on July 19, 2011 adopted resolutions determining the Designations, Rights and Preferences of the Series A Preferred Stock consisting of One Million (1,000,000) shares.  The Series A Preferred Stock is senior to the common stock and all other shares of Preferred Stock that may be later authorized.  Each outstanding share of Series A Preferred Stock has One Thousand (1,000) votes on all matters submitted to the stockholders and votes with the common stock on all matters.  The Series A Preferred Stock voting separately as a class has the right to elect three persons to serve on the board of directors.  The shares of Series A Preferred (i) do not have a liquidation preference; (ii) do not accrue, earn, or participate in any dividends; and (iii) are not subject to redemption by the Corporation.

After December 31, 2012, each outstanding share of Series A Preferred Stock may be converted, at the option of the owner, into fifty (50) shares of the Company's common stock; provided however, that no conversion shall be permitted unless (i) the Company's common stock is quoted for public trading in the United States or other international securities market and (ii) the Company's market capitalization (i.e., the number of issued and outstanding shares of common stock multiplied by the daily closing price) has exceeded Fifty Million Dollars ($50,000,000) for 90 consecutive trading days.

On July 19, 2011, the Company issued 1,000,000 shares of the newly created Series A Preferred Stock to Weed & Co. LLP, or its designee, in exchange for a $100,000 reduction of the outstanding accounts payable, being the equivalent of One Cent ($0.1) per share of Series A Preferred Stock.

The Certificate of Designation of the Series A Preferred Stock filed on July 19, 2011 is included as Exhibit 3.1.

Item 5.01                      Changes in Control of Registrant

As explained in Item 2.01, on June 30, 2011, the Company entered a Purchase Agreement to acquire 100% of LIVEWIRE MC2, LLC, a California limited liability company, (“LiveWire”).  At the closing under the Purchase Agreement, the Company issued 30,000,000 shares of its common stock to the 9 selling members of LiveWire.

On July 21, 2011, the Company’s board, comprised of Richard O. Weed, invited Bill Hodson and Brad Nichols to join the Company’s board following the filing of the Company’s Form 10-Q for the period ended June 30, 2011 and entered Employment Agreements with Bill Hodson and Brad Nichols to become effective at the closing under the Purchase Agreement and filing of this Form 8-K.  Accordingly, on August 4, 2011, Bill Hodson and Brad Nichols became members of the Company’s board of directors.  On September 2, 2011, Bill Hodson became Chief Executive Officer and Treasurer, Brad Nichols became President and Chief Operating Officer, and Richard O. Weed resigned as President and Treasurer and continues as Secretary of the Company.

Item 5.02                      Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 2, 2011, Richard O. Weed resigned as President and Treasurer and continues as Secretary of the Company.  Mr. Weed’s resignation was because Bill Hodson became Chief Executive Officer and Treasurer and Brad Nichols became President and Chief Operating Officer concurrent with the filing of a Form 8-K to announce the closing under the Purchase Agreement dated June 30, 2011.

Item 5.06                      Change in Shell Company Status

The Company has ceased to be a shell company as a result of the Purchase Agreement with LIVEWIRE MC2, LLC, a California limited liability company, (“LiveWire”) and the selling members of LiveWire (“Selling Members”).  Full details regarding that transaction are provided in response to Items 1.01 and 2.01 of this current report.

Section 9                      Financial Statement and Exhibits

Item 9.01                      Financial Statement and Exhibits

3.1	Certificate of Designation of the Series A Preferred Stock
10.1	Purchase Agreement dated June 30 , 2011
10.2	Fee Agreement with Weed & Co. LLP
10.3	Executive Employment Agreement – Brad Nichols
10.4	Executive Employment Agreement – Bill Hodson
10.5	Contingent Option Agreement dated July 21, 2011
99.1	Financial Statements of LIVEWIRE MC2, LLC
99.2	Pro Forma Financial Statements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEWIRE ERGOGENICS INC., formerly SF Blu Vu, Inc.

Dated: November 14, 2011	By:	/s/Bill J. Hodson
Bill Hodson
Chief Executive Officer